Exhibit 10.3

EXECUTION VERSION

GUARANTEE AGREEMENT

made by

iSTAR TARA HOLDINGS LLC,

SFI BELMONT LLC

and the other parties hereto

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of October 15, 2012

SCHEDULES

Schedule 1	Notice Addresses

i

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of October 15, 2012, made by iSTAR TARA HOLDINGS LLC, a Delaware limited liability company (“Tara Holdco”), SFI BELMONT LLC, a Delaware limited liability company (“Belmont”) and each Subsidiary, directly or indirectly owned by Tara Holdco (Tara Holdco, Belmont and such other Subsidiaries, together with any other entity that may become a party hereto as a guarantor, as provided herein “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Banks”) from time to time parties to the Credit Agreement, dated as of October 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iStar Financial Inc. (the “Company”), the Banks, the Administrative Agent and the other agents named therein.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making (or the deemed making) of the extensions of credit under the Credit Agreement; and

WHEREAS, to guarantee and secure the Company’s obligations under the Credit Agreement, the Guarantors are entering into this Agreement and certain of the Guarantors listed therein are entering into a Security Agreement, dated as of October 15, 2012, by and between such Guarantors, and the other parties thereto, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the “Security Agreement”), for the benefit of the Secured Parties referred to therein.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Banks to enter into the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, as follows:

SECTION 1.

DEFINED TERMS

1.1                               Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)                                 The following terms shall have the following meanings:

“Agreement”:  this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Guaranteed Parties”:  the Administrative Agent, the other Agents, the Banks and each other Person that holds an Obligation.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, (x) Section 2 or (y) any interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and reimbursement obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Pledged Stock” has the meaning ascribed to such term in the Security Agreement.

1.2                               Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.

GUARANTEE

2.1                               Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of itself, the other Agents, the Banks and any other Person holding any Obligation and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the greatest amount that would not render such Guarantor’s obligations hereunder and under the other Loan Documents subject to avoidance under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Guaranteed Parties hereunder.

(d)                                 Subject to Section 3.16 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all Commitments have expired or been terminated and all the Obligations and the Guarantor Obligations of each Guarantor under the guarantee contained in this Section 2 have been paid in full in cash (other than contingent indemnification and expense reimbursement obligations for which no claim has been made).

(e)                                  No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

2.2                               Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party.

2.3                               No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Company or any other Guarantor or any collateral security or guarantee or right of setoff held by the Administrative Agent or any other Guaranteed Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent for deposit to the deposit accounts established pursuant to Section 5.8 of the Credit Agreement in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as specified in the Security Agreement.

2.4                               Amendments, etc. with respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of setoff with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Banks or all Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of setoff at any time held by any Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                               Guarantee Absolute and Unconditional.  Each Guarantor waives (to the extent not prohibited by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives (to the extent not prohibited by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that, to the extent permitted by applicable law, the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of setoff with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against any Guaranteed Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Company for its Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  Each Guarantor represents and warrants to the Guaranteed Parties that it is currently informed of the financial condition of the Company and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Guarantor hereby covenants that it will continue to keep itself informed of the Company’s financial condition, the financial condition of the other Guarantors and any other guarantors of the Obligations, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of setoff with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff, or any release of the Company, any Guarantor or any other Person or any such collateral security, guarantee or right of setoff, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                               Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or otherwise is or must be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 3.

MISCELLANEOUS

3.1                               Setoff.  In addition to any rights and remedies of the Guaranteed Parties provided by law, each Guaranteed Party shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by the Guarantors to the extent permitted by applicable law, upon all the Obligations becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of any Guarantor.  Each Guaranteed Party agrees promptly to notify the Company, such Guarantor and the Administrative Agent after any such setoff and application of the proceeds thereof made by such Guaranteed Party; provided that the failure to give such notice shall not affect the validity of such setoff and application.

3.2                               Transfer of Moneys in Deposit Accounts. Each Guarantor agrees to cause deposit accounts to be established and payments to be directed as contemplated in and in accordance with Section 5.8 of the Credit Agreement.

3.3                               Authority of Administrative Agent.  Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Guaranteed Parties, be governed by the Credit Agreement or the Security Agreement, as applicable, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

3.4                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.5 of the Credit Agreement.

3.5                               Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address specified in writing to the Administrative Agent in accordance with the Credit Agreement.

3.6                               No Waiver by Course of Conduct; Cumulative Remedies.  No Guaranteed Party shall by any act (except in accordance with Section 3.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

3.7                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Guaranteed Parties and their successors and permitted assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

3.8                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

3.9                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.10                        Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

3.11                        Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Company, the Guarantors, the Administrative Agent, the other Agents, the Banks and any other Person holding any Obligations with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Company, any Guarantor or the Administrative Agent, the other Agents, any Bank or any other Person holding Obligations relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

3.12                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.13                        Submission To Jurisdiction; Waivers.  Each Guarantor, and by its acceptance hereof the Administrative Agent, hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States of America for the Southern District of New York, in each case located within New York County, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by hand delivery, or mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address referred to in Section 3.5 or, in the case of any Guarantor, at such other address of which the Administrative Agent shall have been notified pursuant to Section 3.5;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

3.14                        Acknowledgments.  Each Guarantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party and that it has consulted its own accounting, regulatory and tax advisors to the extent it has deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 neither the Administrative Agent nor any Bank has any fiduciary or agency relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Guarantor and the Banks.

(d)                                 the Administrative Agent and the Banks on the one hand, and the Guarantors, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Guarantors rely on, any fiduciary duty to the Guarantors or their affiliates on the part of the Administrative Agent or the Banks;

(e)                                  the Administrative Agent and each Bank has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Guarantors, any of their affiliates or any other Person;

(f)                                   None of the Administrative Agent or any of the Banks has any obligation to the Guarantors or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by the Administrative Agent or such Bank and the Guarantors or any such affiliate; and

(g)                                  the Guarantors are capable of evaluating and understanding, and the Guarantors understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents.

3.15                        Additional Guarantors.  Each Person who is required to become a Guarantor pursuant to the Credit Agreement or any other Loan Document shall become a Guarantor for all purposes of this Agreement upon execution and delivery (including by telecopy or pdf) by such Person, of an Assumption Agreement in the form of Annex 1 hereto.

3.16                        Releases.  (a)  Upon the satisfaction of the conditions set forth in Section 9.17(b) of the Credit Agreement, this Agreement and all obligations (other than those expressly stated to survive such termination) of each Guaranteed Party and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)                                 A Guarantor shall be released from its obligations hereunder at such time, if any, that (i) the security interests created by the Security Agreement in the Pledged Stock of such Guarantor (other than Belmont) are released, or (ii) all of the Collateral owned by such Guarantor (other than Belmont and Tara Holdco) is released, in each case, in accordance with Section 7.13 of the Security Agreement.  The Administrative Agent shall provide written confirmation to the Company and the applicable Guarantor upon release of a Guarantor pursuant to this subsection (b).

3.17                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

iSTAR TARA HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Michelle M. MacKay
	Name:	Michelle M. MacKay
	Title:	Executive Vice President

SFI BELMONT LLC, a Delaware limited liability company

By:	/s/ Michelle M. MacKay
	Name:	Michelle M. MacKay
	Title:	Executive Vice President

[SUBSIDIARY GUARANTORS]

By:	/s/ Michelle M. MacKay
	Name:	Michelle M. MacKay
	Title:	Executive Vice President

JPMORGAN CHASE BANK, N.A, as Administrative Agent

By:
/s/ Kimberly Turner
	Name:	Kimberly Turner
	Title:	Executive Director